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                                   Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                                                    State of Incorporation
-----------------                                                     ----------------------
Krause's Custom Crafted Furniture Corp.                               California
(business operated under the names
"Krause's Custom Crafted Furniture Corp.", "Krause's Sofa Factory",
"Sofa Factory",  and "Castro Convertibles")

KMC Enterprises, Inc.                                                  Delaware